SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2008

NORTH STATE BANCORP

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-49898	65-1177289
(Commission File Number)	(IRS Employer ID Number)

4270 The Circle at North Hills, Raleigh, North Carolina 27609
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 787-9696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 13, 2008, North State Bank, the wholly owned subsidiary of North State Bancorp, sold in a private placement to qualified institutional investors an aggregate of $11,000,000 of subordinated notes. The notes have a floating interest rate, which will be based on 3-month LIBOR, plus 3.50%, and will be reset quarterly on the 15th of March, June, September and December of each year, beginning on June 15, 2008. The initial rate is 6.21563%. The notes will mature on June 30, 2018. North State Bank may redeem some or all of the notes at any time beginning on June 30, 2013 at a price equal to 100% of the principal amount of the redeemed notes plus accrued but unpaid interest to the redemption date. Of the $11 million, $9,750,000 was funded on May 13, 2008 and the remaining $1,250,000 will fund on July 1, 2008.

The press release announcing the issuance is attached to this report as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTH STATE BANCORP
Date: May 13, 2008
/s/ Kirk A. Whorf
Kirk A. Whorf
Executive Vice President and Chief Financial Officer

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